                                                                   Exhibit 1.1


                     [UNION PACIFIC RESOURCES GROUP INC.]
                                Debt Securities

                                   [FORM OF
                            UNDERWRITING AGREEMENT]

              1. Introduction. Union Pacific Resources Group Inc., a Utah corporation (the "Company"), proposes to issue and sell from time to time certain of its debt securities registered under the registration statement referred to in Section 2(a) ("Registered Securities"). The Registered Securities will be issued under an indenture (the "Indenture"), dated as of , , between the Company and the Bank of New York as Trustee, in one or more series, which series may vary as to interest rates, maturities, redemption provisions, selling prices and other terms, with all such terms for any particular series of the Registered Securities being determined at the time of sale. Particular series of the Registered Securities will be sold pursuant to a Terms Agreement referred to in Section 3, for resale in accordance with the terms of offering determined at the time of sale.

              The Registered Securities involved in any such offering are hereinafter referred to as the "Securities". The firm or firms which agree to purchase the Securities are hereinafter referred to as the "Underwriters" of such Securities, and the representative or representatives of the Underwriters, if any, specified in a Terms Agreement referred to in Section 3 are hereinafter referred to as the "Representatives"; provided, however, that if the Terms Agreement does not specify any representative of the Underwriters, the term "Representatives", as used in this Agreement (other than in Sections 2(a), 5(b) and 6 and the second sentence of Section 3), shall mean the Underwriters.

              2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each Underwriter that:


                  (a) Registration Statement. (i) The Company meets the
              requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "1933 Act") and has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement (file number ) on Form S-3 for the registration under the 1933 Act of the offering and sale of the

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                                                                               2


              Registered Securities. Such registration statement has become effective. The Company may have filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to you. The Company will next file with the Commission one of the following: (1) prior to the Effective Date of such registration statement, a further amendment to such registration statement, including the form of final prospectus, (2) after the Effective Date of such registration statement, a final prospectus in accordance with Rules 430A and 424(b), or (3) a final prospectus in accordance with Rules 415 and 424(b). In the case of clause (2), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the 1933 Act and the rules thereunder to be included in such registration statement and the Prospectus. As filed, such amendment and form of final prospectus, or such final prospectus, shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. If the Registration Statement contains the undertaking specified by Regulation S-K Item 512(a), the Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x). Upon the request of the Representatives, but not without the agreement of the Representatives, the Company will also file a Rule 462(b) registration statement in accordance with Rule 462(b) ("Rule 462(b)") under the 1933 Act.

                  (ii) On the Effective Date, the Registration Statement  did or
              will, and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date, the Prospectus (and any supplements thereto) will, comply in all material respects

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                                                                              3

              with the applicable requirements of the 1933 Act and the Trust Indenture Act and the respective rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date the Indenture did or will comply in all material respects with the requirements of the Trust Indenture Act and the rules thereunder; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished herein or in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

                  (b) Due Incorporation and Qualification. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of [jurisdiction of incorporation] with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of


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                                                                              4

              property or the conduct of business, except where the failure to so qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the business affairs of the Company and its subsidiaries considered as one enterprise.

                  (c) Incorporated Documents. The documents incorporated by
              reference in the Registration Statement and the Prospectus, at the time they were filed with the Commission, complied in all material respects with the requirements of the Securities Exchange Act of 1934 (the "1934 Act") and the applicable Rules and Regulations, and, when read together and with the other information in the Registration Statement and the Prospectus, do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (d) Financial Statements. The financial statements and any related notes of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the consolidated results of their operations for the periods specified; and, except as stated therein, said financial statements and related notes have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis; and said notes included in the Registration Statement and the Prospectus present fairly the information required to be stated therein.

                  (e) Authorization and Validity of this Agreement, the
              Indenture and the Notes. This Agreement has been duly authorized, executed and delivered by the Company and, upon execution and delivery by the Underwriters, will be a valid and binding agreement of the Company; the Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and


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                                                                              5

              binding obligation of the Company enforceable in accordance with its terms; the Securities have been duly and validly authorized for issuance, offer and sale pursuant to this Agreement and, when issued, authenticated and delivered pursuant to the provisions of this Agreement and the Indenture, the Securities will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, except as enforcement of the Indenture or the Securities may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors' rights generally or by general equity principles; the Securities and the Indenture will be substantially in the form heretofore delivered to the Underwriters and conform in all material respects to all statements relating thereto contained in the Registration Statement and the Prospectus; and the Securities will be entitled to the benefits provided by the Indenture.

                  (f) No Defaults. The Company is not in violation of its
              certificate of incorporation or by-laws, or other organizational documents, or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its properties is bound; the execution and delivery of this Agreement and the Indenture and the consummation of the transactions contemplated herein, therein and pursuant to any Terms Agreement referred to in Section 3 have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company is a party or by which it may be bound or to which any of the property or assets of the Company is subject, nor will such action result in any violation of the provisions of the certificate of incorporation or by-laws, or other organizational documents, of the Company or any law,


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                                                                              6

              administrative regulation or administrative or court order or decree applicable to the Company.

                  (g) Legal Proceedings; Contracts. Except as may be set forth or incorporated by reference in the Registration Statement, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting, the Company or any of its subsidiaries, which might, in the opinion of the Company, result in a material adverse effect on the condition, financial or otherwise, or on the business affairs of the Company and its subsidiaries considered as one enterprise, or might materially and adversely affect the properties or assets thereof or might materially and adversely affect the consummation of this Agreement or any Terms Agreement referred to in Section 3; and there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the applicable Rules and Regulations which have not been so filed.

                  (h) Relations with Cuba. The Company is in compliance with all provisions of Section 1 of Laws of Florida, Chapter 92-198, An Act Relating to Disclosure of Doing Business with Cuba, and if the Company or any of its subsidiaries commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba, or if the information reported in the Prospectus, if any, concerning the business of the Company or any of its subsidiaries with Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide the Florida Department of Banking and Finance (the "Department") notice of such business or change, as appropriate, in a form acceptable to the Department.

                  (i) Investment Company Act. The Company is not and, after
              giving effect to the offering and sale of the Securities and the application of the net proceeds thereof as described in the Prospectus, will not be an "investment company" or a person directly or indirectly controlled by an "investment company", as defined in the Investment Company Act of 1940, as amended.

                  (j) Registration Rights. No holders of securities of the Company not currently registered under the 1933 Act have rights to the registration of such securities under the Registration Statement.

              3. Purchase and Offering of Securities. The obligation of the Underwriters to purchase the Registered Securities will be evidenced by an exchange of telegraphic or other written communications ("Terms Agreement") at the time the Company determines to sell the Registered Securities. The Terms Agreement will generally be in the form attached hereto as Annex I and will incorporate by reference the provisions of this Agreement, except as otherwise provided therein, and will specify the firm or firms which will be Underwriters, the names of any Representatives, the principal amount to be purchased by each Underwriter, the purchase price to be paid by the Underwriters and the terms of the Registered Securities not already specified in the Indenture, including, but not limited to, interest rate, maturity, any redemption provisions and any sinking fund requirements and whether any of the Securities may be sold to institutional investors pursuant to Delayed Delivery Contracts (as defined below). The Terms Agreement will also specify the time and date of delivery and payment (such time and date, or such other time not later than seven full business days thereafter as the Representatives and the Company agree as the time for payment and delivery, being herein and in the Terms Agreement referred to as the "Closing Date"), the place of delivery and payment and any details of the terms of offering that should be reflected in the prospectus supplement relating to the offering of the Registered Securities. The obligations of the Underwriters to purchase the Registered Securities will be several and not joint. It is understood that the Underwriters propose to offer the Registered Securities for sale as set forth in the Prospectus. The Registered Securities delivered to the Underwriters on the Closing Date will be in definitive fully registered form, in such denominations and registered in such names as the Underwriters may request. Delivery of Registered Securities shall be made to the Representatives for the respective


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                                                                              8

              accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of Registered Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

              If the Terms Agreement provides for sales of Securities pursuant to delayed delivery contracts, the Company authorizes the Underwriters to solicit offers to purchase Securities pursuant to delayed delivery contracts substantially in the form of Annex II attached hereto ("Delayed Delivery Contracts") with such changes therein as the Company may authorize or approve. Delayed Delivery Contracts are to be with institutional investors, including commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. On the Closing Date the Company will pay, as compensation, to the Representatives for the accounts of the Underwriters, the fee set forth in such Terms Agreement in respect of the principal amount of Registered Securities to be sold pursuant to Delayed Delivery Contracts ("Contract Securities"). The Underwriters will not have any responsibility in respect of the validity or the performance of Delayed Delivery Contracts. If the Company executes and delivers Delayed Delivery Contracts, the Contract Securities will be deducted from the Securities to be purchased by the several Underwriters and the aggregate principal amount of Securities to be purchased by each Underwriter will be reduced pro rata in proportion to the principal amount of Registered Securities set forth opposite each Underwriter's name in such Terms Agreement, except to the extent that the Representatives determine that such reduction shall be otherwise than pro rata and so advise the Company. The Company will advise the Representatives not later than the business day prior to the Closing Date of the principal amount of Contract Securities.

              4. Certain Agreements of the Company. The Company agrees with the several Underwriters that it will furnish to Cravath, Swaine & Moore, special counsel for the Underwriters (or any other counsel named as counsel for the Underwriters in any Terms Agreement), one signed copy of the



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                                                                              9


         Registration Statement relating to the Registered Securities, including all exhibits, in the form it became effective and of all amendments thereto and that, in connection with each offering of Securities:

                  (a) The Company will advise the Representatives promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will afford the Representatives a reasonable opportunity to comment on any such proposed amendment or supplement; and the Company will also advise the Representatives promptly of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

                  (b) If, at any time when a prospectus relating to the
              Securities is required to be delivered under the 1933 Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the 1933 Act, the Company promptly will prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.

                  (c) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 under the 1933 Act.

                  (d) The Company will furnish to the Representatives copies of the Registration Statement, including all exhibits, any related preliminary prospectus, any related preliminary prospectus supplement, the Prospec-


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                                                                              10

              tus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as are reasonably requested.

                  (e) The Company will arrange for the qualification of the
              Registered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution.

                  (f) During the period of 5 years after the date of any Terms
              Agreement, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, if any, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report or definitive proxy statement of the Company filed with the Commission under the 1934 Act or mailed to stockholders and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request.

                  (g) The Company will pay all reasonable expenses incident to the performance of its obligations under this Agreement and will reimburse the Underwriters for any expenses (including reasonable fees and disbursements of counsel) incurred by them in connection with qualification of the Registered Securities for sale and determination of their eligibility for investment under the laws of such jurisdictions as the Representatives may designate and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Securities and for expenses incurred in distributing the Prospectus, any preliminary prospectuses and any preliminary prospectus supplements to Underwriters.

                  (h) For a period beginning at the time of execution of the
              Terms Agreement and ending 10 days after the Closing Date, without the prior consent of the Representatives, the Company will not offer, sell,

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                                                                              11

              contract to sell or otherwise dispose of any United States dollar-denominated debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue.

              5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Securities will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

                  (a) No stop order suspending the effectiveness of the
              Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be contemplated by the Commission.

                  (b) Subsequent to the execution of the Terms Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company or its subsidiaries which, in the judgment of a majority in interest of the Underwriters, including any Representatives, materially impairs the investment quality of the Securities; (ii) any downgrading in the rating of the Company's debt securities by Moody's Investors Service, Inc., or Standard & Poor's Corporation; (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market;
              (iv) any banking moratorium declared by Federal or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters, including any Representatives, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Securities.

                  (c) The Representatives shall have received an opinion, dated the Closing Date, of the Vice President and General Counsel of the Company or other counsel satisfactory to the Representatives, to the effect that:

                           (i) the Company has been duly incorporated and is
                  an existing corporation in good standing under the laws of [jurisdiction of incorporation], with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which it owns or leases substantial properties, except where the failure to so qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, or on the business affairs of the Company and its subsidiaries considered as one enterprise;

                           (ii) the Indenture has been duly authorized,
                  executed and delivered by the Company and has been duly qualified under the Trust Indenture Act; the Securities have been duly authorized; the Securities other than any Contract Securities have been duly executed, authenticated, issued and delivered; the Indenture and the Securities other than any Contract Securities constitute, and any Contract Securities, when executed, authenticated, issued and delivered in the manner provided in the Indenture and sold pursuant to Delayed Delivery Contracts, will constitute, valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equitable principles; and the Securities other than any Contract Securities conform, and any Contract Securities, when so issued and delivered and sold, will conform, to the description thereof contained in the Prospectus;

                           (iii) no consent, approval, authorization or order
                  of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by the Terms Agreement (including the provisions of this Agreement), except such as have been obtained and made under the 1933 Act and the Trust Indenture Act and such as may be required under state securities laws in connection with the issuance or sale of the Securities by the Company;

                           (iv) the execution, delivery and performance of the
                  Indenture, the Terms Agreement (including the provisions of this Agreement) and any Delayed Delivery Contracts and the issuance and sale of the Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any of its properties known to such counsel after reasonable inquiry or any material agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the properties of the Company is subject, or the charter or by-laws of the Company, and the Company has full power and authority to authorize, issue and sell the Securities as contemplated by the Terms Agreement (including the provisions of this Agreement);

                           (v) the Registration Statement has become effective
                  under the 1933 Act, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act;

                           (vi) the Terms Agreement (including the provisions
                  of this Agreement) and any Delayed Delivery Contracts have been duly authorized, executed and delivered by the Company; and

                           (vii) the Company is not and, after giving effect
                  to the offering and sale of the Securities and the application of the net proceeds thereof as described in the Prospectus, will not be an "investment company" or a person directly or indirectly controlled by an "investment company", as defined in the Investment Company Act of 1940, as amended.

                  In giving his opinion as aforesaid, counsel shall
              additionally state that based on the information gained in the course, in such counsel's role as General Counsel, of such counsel's participation in certain meetings and making of certain inquiries and investigations in connection with the preparation of the Registration Statement and Prospectus, the Registration Statement relating to the Registered Securities and each post-effective amendment thereto, as of their respective effective dates, the Registration Statement and the Prospectus, as of the date the Prospectus was filed with the Commission and as of the Closing Date, and any amendment or supplement thereto, as of its date, appeared on their face to be appropriately responsive in all material respects to the requirements of the 1933 Act, the Trust Indenture Act and the Rules and Regulations; nothing has come to such counsel's attention in the course of performing such activities that caused such counsel to believe that the Registration Statement, as of its effective date, the Registration Statement or the Prospectus, as of the date the Prospectus was filed with the Commission and as of the Closing Date, or any such amendment or supplement, as of its date, contain or contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, provided, however, that such counsel may state that in rendering the opinions set forth in this paragraph, such counsel does not assume responsibility for the accuracy or completeness of statements made in the Registration Statement and Prospectus; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Registration Statement or the Prospectus.

                  In rendering such opinion, such Vice President and General
              Counsel or other counsel may rely as to the incorporation of the Company, the authorization, execution and delivery of the Terms Agreement and all other matters governed by [jurisdiction of incorporation] law upon the opinion of [local counsel], special [jurisdiction of incorporation] Counsel to the Company, or other [jurisdiction of incorporation] counsel satisfactory to the Representatives, a copy of which shall be delivered concurrently with the opinion of such Vice President and General Counsel or other counsel.

                  (d) The Representatives shall have received an opinion, dated the Closing Date, of [local counsel], special [jurisdiction of incorporation] counsel for the Company, or such other counsel as shall be acceptable to the Underwriters, to the effect that:

                           (i) the Company has been duly incorporated and is
                  an existing corporation in good standing under the laws of the [jurisdiction of incorporation], with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus;

                           (ii) the Terms Agreement (including the provisions
                  of this Agreement) and any Delayed Delivery Contract and the Indenture have been duly authorized, executed and delivered by the Company; the Securities have been duly authorized;

                           (iii) no consent, approval, authorization or order
                  of, or filing with, any governmental agency or body or any court of the [jurisdiction of incorporation] is required for the consummation of the transactions contemplated by the Terms Agreement (including the provisions of this Agreement), except such as may be required under the blue sky laws of the [jurisdiction of incorporation] in connection with the issuance or sale of the Securities by the Company; and

                           (iv) the execution, delivery and performance of the
                  Indenture, the Terms Agreement (including the provisions of this Agreement) and any Delayed Delivery Contract and the issuance and sale of the Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body of the [jurisdiction of incorporation] or any court of the [jurisdiction of incorporation] having jurisdiction over the Company or any of its properties or the charter or by-laws of the Company, and the Company has full power and authority to authorize, issue and sell the Securities as contemplated by the Terms Agreement (including the provisions of this Agreement).

                  (e) The Representatives shall have received from Cravath,
              Swaine & Moore, special counsel for the Underwriters (or any other counsel named as counsel for the Underwriters in any Terms Agreement), such opinion or opinions, dated the Closing Date, with respect to the validity of the Securities, the Registration Statement, the Prospectus and other related matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Cravath, Swaine & Moore (or such other counsel for the Underwriters named in any Terms Agreement) may rely as to the incorporation of the Company, the authorization, execution and delivery of the Terms Agreement and all other matters governed by [jurisdiction of incorporation] law upon the opinion of [local counsel] or such other counsel as referred to above.

                  (f) The Representatives shall have received a certificate, dated the Closing Date, of the Chairman, the President, Chief Executive Officer, Chief Financial Officer, any Executive or Senior Vice President, the Treasurer or any Vice-President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and that, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change in the financial position or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth in or contemplated by the Prospectus or as described in such certificate.

                  (g) The Representatives shall have received a letter, dated the Closing Date, of [independent public auditors] or any successor independent public auditors of Company in form and substance satisfactory to the Representatives, to the effect that:

                      (i) They are independent public accountants with
                  respect to the Company and its subsidiaries within the meaning of the 1933 Act and the applicable Rules and Regulations.

                      (ii) In their opinion, the financial statements and any
                  supporting schedules, including any pro forma financial statements, of the Company and its subsidiaries examined by them and included or incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the Rules and Regulations promulgated thereunder with respect to registration statements on Form S-3 and the 1934 Act and the Rules and Regulations promulgated thereunder.

                     (iii) They have performed specified procedures, not
                  constituting an audit, including a review in accordance with standards established by the American Institute of Certified Public Accountants of the latest available interim financial statements of the Company and its subsidiaries, a reading of the minute books of the Company since the end of the most recent fiscal year with respect to which an audit report has been issued, inquiries of and discussions with certain officials of the Company and such subsidiaries responsible for financial and accounting matters with respect to the unaudited consolidated financial statements included in the Registration Statement and Prospectus and the latest available interim unaudited financial statements of the Company and its subsidiaries, and such other inquiries and procedures as may be specified in such letter, and on the basis of such inquiries and procedures nothing came to their attention that caused them to believe that: (A) the unaudited consolidated financial statements of the Company and its subsidiaries included in the Registration Statement and Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the applicable Rules and Regulations or were not fairly presented in conformity with generally accepted accounting principles in the United States applied on a basis consistent with that of the audited financial statements included therein, (B) at the date of the latest available balance sheet, there was any change in the consolidated capital stock or any increase in consolidated long-term debt of the Company and its subsidiaries or any decrease in the consolidated net assets or consolidated stockholders' equity of the Company and its subsidiaries, or any increase or decrease in any other items specified by the Representatives, in each case as compared with the amounts shown on the most recent consolidated balance sheet of the Company and its subsidiaries included in the Registration Statement and Prospectus or, during the period from the date of the latest income statement included in the Prospectus to the closing date of the latest available income statement, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated revenues or net income of the Company and its subsidiaries, or any increase or decrease in any other items specified by the Representatives, or (C) at a specified date not more than five days prior to the date of such letter, there was any change in the consolidated capital stock or consolidated stockholders' equity or any increase in long-term debt of the Company and its subsidiaries, or any increase or decrease in any other items reasonably specified by the Underwriters, in each case as compared with the amounts shown on the most recent consolidated balance sheet of the Company and its subsidiaries included in the Registration Statement and Prospectus, except in each such case as set forth in or contemplated by the Registration Statement and Prospectus or except for such exceptions enumerated in such letter as shall have been agreed to by the Representatives and the Company.

                      (iv) On the basis of a reading of the unaudited pro
                  forma financial statements included or incorporated in the Registration Statement, if any, and the Prospectus (the "pro forma financial statements"), carrying out certain specified procedures; inquiries of certain officials of the Company who have responsibility for financial and accounting matters, and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statements, nothing came to their attention that caused them to believe that the pro forma financial statements do not comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X of the Rules and Regulations.

                      (v) In addition to the examination referred to in
                  their report included or incorporated by reference in the Registration Statement and the Prospectus, and the limited procedures referred to in clause (iii) above, they have carried out certain other specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included or incorporated by reference in the Registration Statement and Prospectus and which are specified by the Representatives, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidiaries identified in such letter.

                  (h) On the Closing Date, counsel to the Representatives shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Securities as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and to counsel to the Representatives.

              6. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives, if any, specifically for use therein.

              (b) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives, if any, specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

              (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

              (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

              (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the 1933 Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the

         Company within the meaning of the 1933 Act.

              7. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Securities under the Terms Agreement and the aggregate principal amount of the Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of the Securities, the Representatives may make arrangements satisfactory to the Company for the purchase of such Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments under this Agreement and the Terms Agreement, to purchase the Securities that such defaulting Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of the Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of the Securities and arrangements satisfactory to the Representatives and the Company for the purchase of such Securities by other persons are not made within 36 hours after such default, such Terms Agreement will terminate without liability on the part of any nondefaulting Underwriter or the Company, except as provided in Section 8. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default. The respective commitments of the several Underwriters for the purposes of this Section shall be determined without regard to reduction in the respective Underwriters' obligations to purchase the principal amounts of the Securities set forth opposite their names in the Terms Agreement as a result of Delayed Delivery Contracts entered into by the Company.

              The foregoing obligations and agreements set forth in this Section will not apply if the Terms Agreement specifies that such obligations and agreements will not apply.

              8. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the

         Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Securities. If the Terms Agreement is terminated pursuant to Section 7 or if for any reason the purchase of the Securities by the Underwriters under the Terms Agreement is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to
         Section 4 and the respective obligations of the Company and the Underwriters pursuant to Section 6 shall remain in effect. If the purchase of the Securities by the Underwriters is not consummated for any reason other than because of the termination of the Terms Agreement pursuant to Section 7 or the occurrence of any event specified in
         Section 5(b), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Securities.

              9. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to them at their addresses furnished to the Company in writing for the purpose of communications hereunder or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 801 Cherry Street, Fort Worth, Texas 76102, Attention: Treasurer.

              10. Certain Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

                  "1933 Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "1934 Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Effective Date" shall mean each date and time that the
              Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

                  "Execution Time" shall mean the date and time that any Terms
              Agreement referred to in Section 3 is executed and delivered by the Company and the Underwriters.

                  "Preliminary Prospectus" shall mean any preliminary prospectus referred to in Section 2(a) and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

                  "Prospectus" shall mean the prospectus relating to the
              Securities that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Securities included in the Registration Statement at the Effective Date.

                  "Registration Statement" shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

                  "Rule 415", "Rule 424", "Rule 430A", "Rule 462" and
              "Regulation S-K" refer to such rules or regulation under the 1933 Act.

                  "Rule 430A Information" shall mean information with respect to the Securities and the offering thereof
              permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

                  "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the initial registration statement.

                  "Trust Indenture Act" shall mean the Trust Indenture Act of
              1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  11. Successors. This Agreement will inure to the benefit of and be binding upon the Company and such Underwriters as are identified in the Terms Agreement and their respective successors and the officers and directors and controlling persons referred to in Section 6, and no other person will have any right or obligation hereunder.

                  12. Applicable Law. This Agreement and the Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

                                                                         ANNEX I


                     [UNION PACIFIC RESOURCES GROUP INC.]
                               (the "Company")
                               Debt Securities

                               TERMS AGREEMENT


                                                        ________________ , 199_



[Union Pacific Resources Group Inc.
801 Cherry Street
Mail Station 3213
Fort Worth, TX 76102]


Attention:


Dear Sirs:

                  [On behalf of the several Underwriters named in Schedule A hereto and for their respective accounts, we--We] offer to purchase, on and subject to the terms and conditions of the Underwriting Agreement filed by the Company on Form 8-K (the "Underwriting Agreement"), the following securities (the "Securities") on the following terms:


                  Title:  [    ]% [Floating Rate]--Notes--Debentures--Bonds--
Due            .

                  Principal Amount:  $

                  Interest:  [    ]% per annum, from          , 19  , payable
semiannually on and       commencing           , 19  , to holders of record on
the preceding            or           , as the case may be.

                  Maturity:

                  Optional Redemption:

                  Sinking Fund:

                  Delayed Delivery Contracts:  [None.]  [Delivery Date[s] shall
be           , 19  . Underwriter['s][s'] fee is [  ]% of the principal amount of the Contract Securities.]

                  Purchase Price:  [    ]% of principal amount plus accrued
interest [        , if any,] from                  , 19  .

                  Expected Reoffering Price:  [    ]% of principal amount,
subject to change by the undersigned.

                  Closing:       a.m. on           , 19  , at the offices of
[Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, NY 10019], in same day funds.

                  Name[s] and Address[es] of Representative[s]:



                  The respective principal amounts of the Securities to be purchased by each of the Underwriters are set forth opposite their names in Schedule A hereto.

                  [If appropriate, insert--It is understood that we may, with your consent, amend this offer to add additional Underwriters and reduce the aggregate principal amount to be purchased by the Underwriters listed in Schedule A hereto by the aggregate principal amount to be purchased by such additional Underwriters.]

                  The provisions of the Underwriting Agreement are incorporated herein by reference. [If appropriate, insert--, except that the obligations and agreements set forth in Section 7 ("Default of Underwriters") of the Underwriting Agreement shall not apply to the obligations of the Underwriters to purchase the above Securities] [If appropriate, insert--,
except that the provisions of Section are amended as follows:   ].

                  The Securities will be made available for checking at the offices of [Cravath, Swaine & Moore] at least 24 hours prior to the Closing Date.

                  [Please signify your acceptance of our offer by signing the enclosed response to us in the space provided and returning it to us by mail or hand delivery.]

                  [Please signify your acceptance of the foregoing by return
wire not later than     P.M. today.]



                                         Very truly yours,

                                         [Insert name(s) of Representatives or
                                         Underwriters]
                                         [On behalf of--themselves--itself--
                                         and as Representative[s] of the
                                         Several] [As] [Underwriter[s]]

                                         [By [lead manager]]

                                         By
                                             -------------------------------
                                                              [Insert Title]



                  If the Securities are denominated in a currency other than United States dollars, make appropriate modifications to provisions of Terms Agreement (e.g., type of funds specified under "Closing") and consider including in the Terms Agreement such changes and additions to the Underwriting Agreement as may be appropriate in the circumstances, e.g., expanding Section 4(h) to cover debt securities denominated in the currency in which the Securities are denominated, expanding Section 5(b)(iv) to cover a banking moratorium declared by authorities in the country of such currency, expanding Section 5(b)(v) to cover a change or prospective change in, or governmental action affecting, exchange controls applicable to such currency, and modifying Section 5(e) to permit a statement to the effect that enforcement of the Indenture and the Securities is subject to provisions of law which may require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars and appropriate exceptions as to any provisions requiring payment of additional amounts. Also consider requiring an opinion of counsel for the Company confirming information as to United States tax matters in the Prospectus and an opinion of foreign counsel for the Company regarding such matters as foreign consents, approvals, authorizations, licenses, waivers, withholding taxes, transfer or stamp taxes and any information as to foreign laws in the Prospectus.

                                  SCHEDULE A


           Underwriter                                    Principal Amount
           -----------                                    ----------------

                                                             $

                                                              ------------
           Total................................             $

To:      [Insert name(s) of Representatives or Underwriters]
           As [Representative[s] of the Several] Underwriter[s],
              [c/o [name and address of lead manager]


         We accept the offer contained in your [letter] [wire], dated        ,
19 , relating to $          million principal amount of our [insert title of
Securities]. We also confirm that, to the best of our knowledge after reasonable investigation, the representations and warranties of the undersigned in the Underwriting Agreement filed as an exhibit to the undersigned's registration
statement on Form S-3 (No. 33-       ) (the "Underwriting Agreement") are true
and correct, no stop order suspending the effectiveness of the Registration Statement (as defined in the Underwriting Agreement) or of any part thereof has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the undersigned, are contemplated by the Securities and Exchange Commission and, subsequent to the respective dates of the most recent financial statements in the Prospectus (as defined in the Underwriting Agreement), there has been no material adverse change in the financial position or results of operations of the undersigned and its subsidiaries, taken as a whole, except as set forth in or contemplated by the Prospectus.


                                               Very truly yours,

                                               [UNION PACIFIC RESOURCES
                                                  GROUP INC.]

                                               by
                                                  ------------------------
                                                  Name:
                                                  Title:

                                                                       ANNEX II



(Three copies of this Delayed Delivery Contract should be signed and returned to the address shown below so as to arrive not later than 9:00 A.M., New York
time, on                               , 199 .) 1/


                          DELAYED DELIVERY CONTRACT


                                                                        [date]



[UNION PACIFIC RESOURCES GROUP INC.]
 c/o [name and address of
     lead manager]


Gentlemen:


                  The undersigned hereby agrees to purchase from [Union Pacific Resources Group Inc., a Utah corporation] ("Company"), and the Company agrees to sell to the undersigned, [If one delayed closing, insert--as of the
date hereof, for delivery on               , 19   ("Delivery Date")]


                              [$] ..............


principal amount of the Company's [Insert title of securities] ("Securities"),
offered by the Company's Prospectus dated               , 19   and a Prospectus
Supplement dated              , 19   relating thereto, receipt of copies of
which is hereby acknowledged, at    % of the principal amount thereof plus
accrued interest, if any, and on the further terms and conditions set forth in this Delayed Delivery Contract ("Contract").


--------
     1/ Insert date which is third full business day prior to Closing Date under the Terms Agreement.

                  [If two or more delayed closings, insert the following:

                  The undersigned will purchase from the Company as of the date hereof, for delivery on the dates set forth below, Securities in the principal amounts set forth below:



                       Delivery Date             Principal Amount
                       -------------             ----------------


                  -----------------------          ------------

                  -----------------------          ------------



Each of such delivery dates is hereinafter referred to as a Delivery Date.]


                  Payment for the Securities that the undersigned has agreed to purchase for delivery on--the--each--Delivery Date shall be made to the Company or its order in same day funds at the office of at

                  .M. on--the--such--Delivery Date upon delivery to the undersigned of the Securities to be purchased by the undersigned--for delivery on such Delivery Date--in definitive fully registered form and in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to--the--such--Delivery Date.

                  It is expressly agreed that the provisions for delayed delivery and payment are for the sole convenience of the undersigned; that the purchase hereunder of Securities is to be regarded in all respects as a purchase as of the date of this Contract; that the obligation of the Company to make delivery of and accept payment for, and the obligation of the undersigned to take delivery of and make payment for, Securities on--the--each--Delivery Date shall be subject only to the conditions that (1) investment in the Securities shall not at--the--such--Delivery Date be prohibited under the laws of any jurisdiction in the United States to which the undersigned is subject and (2) the Company shall have sold to the Underwriters the total principal amount of the Securities less the principal amount thereof covered by this and other similar Contracts. The undersigned represents that its investment in the Securities is not, as of the date hereof, prohibited under the laws of any jurisdiction to which the undersigned is subject and which governs such investment.

                  Promptly after completion of the sale to the Underwriters the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith.

                  This Contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

                  It is understood that the acceptance of any such Contract is in the Company's sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis. If this Contract is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such counterpart is so mailed or delivered.



                                      Yours very truly,



                                      -------------------------------
                                             (Name of Purchaser)

                                      By
                                         ----------------------------


                                         ----------------------------
                                             (Title of Signatory)


                                         ----------------------------


                                         ----------------------------
                                            (Address of Purchaser)

Accepted, as of the above date.

[UNION PACIFIC RESOURCES GROUP INC.]

   By
     ----------------------------
           [Insert Title]